UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant

☐ Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

WiSA Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

15268 NW Greenbrier Pkwy

Beaverton, OR 97006

(408) 627-4716

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to Be Held on December 15, 2023

The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K

are available at:

https://ir.wisatechnologies.com/sec-filings

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 15, 2023

To the Stockholders of WiSA Technologies, Inc.:

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders (“Annual Meeting”) of WiSA Technologies, Inc., a Delaware corporation (the “Company”), will be held on December 15, 2023, at 11:30 a.m., Pacific Time, at the Company’s offices at 15268 NW Greenbrier Pkwy, Beaverton, Oregon 97006 for the following purposes:

1.	To elect eight (8) members of the Company’s board of directors (the “Board”), each to serve until the next annual meeting of the Company’s stockholders and until each of their respective successors are elected and qualified or until each of their earlier resignation or removal (“Proposal No. 1”);

2.	To consider and vote on a proposal to ratify the Board’s selection of BPM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 (“Proposal No. 2”); and

3.	To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement that is attached and made a part of this notice of Annual Meeting (the “Proxy Statement”). Only stockholders of record of the Company’s common stock, $0.0001 par value per share (“Common Stock”), at the close of business on November 15, 2023 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

All stockholders who are record or beneficial owners of shares of Common Stock as of the Record Date are cordially invited to attend the Annual Meeting in person. Your vote is important regardless of the number of shares of Common Stock that you own. When you arrive at the Annual Meeting, you must present photo identification, such as a driver’s license. Beneficial owners also must provide evidence of stockholdings as of the Record Date, such as a recent brokerage account or bank statement.

Whether or not you expect to attend the Annual Meeting, it is important that your shares be represented and voted during the meeting. We urge you to promptly complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope in order to ensure representation of your shares of Common Stock. It will help in our preparations for the Annual Meeting if you would check the box on the form of proxy if you plan on attending the Annual Meeting. You may also vote by proxy (i) via the Internet or (ii) by telephone using the instructions provided in the enclosed proxy card. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement. Please be advised that if you are not a record or beneficial owner of shares of Common Stock on the Record Date, you are not entitled to vote and any proxies received from persons who are not record or beneficial owners of shares of Common Stock on the Record Date will be disregarded.

Beaverton, Oregon	By Order of the Board of Directors,

November 17, 2023	/s/ Brett Moyer
Brett Moyer
Chairman and Chief Executive Officer

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY VOTE VIA INTERNET OR BY TELEPHONE, OR BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

EXPENSES AND SOLICITATION	36
OTHER BUSINESS	36
ADDITIONAL INFORMATION	36

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

In this proxy statement (“Proxy Statement”), WiSA Technologies, Inc., a Delaware corporation, is referred to as “WiSA,” the “Company,” “we,” “us” and “our.”

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to conform with certain reduced public company reporting requirements. As an emerging growth company, we provide in this Proxy Statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year following the fifth anniversary of our initial public offering (“IPO”) in July 2018; (ii) the last day of the fiscal year in which our annual revenue is equal to or greater than $1.235 billion; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the U.S. Securities and Exchange Commission (the “SEC”). Even after we are no longer an “emerging growth company,” we may remain a “smaller reporting company.”

Information Concerning the Proxy Materials and the Annual Meeting

Proxies in the form enclosed with this Proxy Statement are being solicited by our board of directors (the “Board”) for use at our Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 11:30 a.m., Pacific Time, on December 15, 2023 at the Company’s offices at 15268 NW Greenbrier Pkwy, Beaverton, Oregon 97006, and at any adjournment thereof. Your vote is very important. For this reason, our Board is requesting that you permit your shares of common stock, par value $0.0001 per share (the “Common Stock”), to be represented at the Annual Meeting by the proxies named on the enclosed proxy card. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

Voting materials, which include this Proxy Statement and the enclosed proxy card, will be first mailed to stockholders on or about November 20, 2023.

Only stockholders of record of our shares of Common Stock as of the close of business on November 15, 2023 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, 23,151,912 shares of Common Stock were issued and outstanding. Holders of Common Stock are entitled to one (1) vote per share of Common Stock held by them. Stockholders may vote in person or by proxy, by (i) using the instructions provided in the enclosed proxy card to vote online via the Internet or by telephone or (ii) completing, signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope; however, granting a proxy does not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke that proxy by (i) filing a later-dated proxy or a written notice of revocation with us at our principal office at any time before the original proxy is exercised or (ii) attending the Annual Meeting and voting in person.

Brett Moyer is named as attorney-in-fact in the proxy. Mr. Moyer is our Chairman of the Board, President and Chief Executive Officer. Mr. Moyer will vote all shares represented by properly executed proxies returned in time to be counted at the Annual Meeting, as described below under “Voting Procedures and Vote Required.” Where a vote has been specified in the proxy with respect to the matters identified in the Notice of the Annual Meeting, the shares represented by the proxy will be voted in accordance with those voting specifications. If no voting instructions are indicated, your shares will be voted as recommended by our Board on all matters, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote before the Annual Meeting.

The stockholders will consider and vote upon (i) a proposal to elect eight (8) members of our Board, each to serve until the Company’s 2024 Annual Meeting of Stockholders and until each of their respective successors are elected and qualified or until each of their earlier resignation or removal (“Proposal No. 1”) and (ii) a proposal to ratify the Board’s selection of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (“Proposal No. 2”). Stockholders also will consider and act upon such other business as may properly come before the Annual Meeting.

Voting Procedures and Vote Required

Mr. Moyer will vote all shares represented by properly executed proxies returned in time to be counted at the Annual Meeting. The presence, in person or by proxy, of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. Your shares will be counted for purposes of determining if there is a quorum if (i) you are entitled to vote and you are present in person at the Annual Meeting; or (ii) you have properly voted by proxy online, by telephone, or by submitting a proxy card by mail. Shares represented by proxies which contain an abstention and “broker non-vote” shares (described below) are counted as present for purposes of determining the presence of a quorum for the Annual Meeting.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting as specified in such proxies.

Vote Required for Election of Directors (Proposal No. 1). Our certificate of incorporation, as amended (“Certificate of Incorporation”), does not authorize cumulative voting. Our bylaws (“Bylaws”) provide that directors are to be elected by a plurality of the votes of the shares of Common Stock present at the Annual Meeting, in person or represented by proxy at the Annual Meeting and voting on the matter.

This means that the eight (8) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality.

Vote Required for Ratification of Independent Registered Public Accounting Firm (Proposal No. 2). Our Bylaws provide that all matters (other than the election of directors and except to the extent otherwise required by applicable Delaware law) shall be determined by a majority of the votes cast affirmatively or negatively. Accordingly, the affirmative vote of a majority of the shares of Common present at the Annual Meeting, in person or by proxy, and voting on the matter, will be required to ratify the Board’s selection of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals. Broker non-votes are not counted in tabulating the voting result of any particular proposal and shares that constitute broker non-votes are not considered entitled to vote.

The vote on Proposal No. 1 is considered “non-routine” and the vote on Proposal No. 2 is considered “routine.”

Abstentions are counted as “shares present” at the Annual Meeting for purposes of determining the presence of a quorum but are not counted in the calculation of the vote for any of the proposals at the Annual Meeting.

Votes at the Annual Meeting will be tabulated by one or more inspectors of election appointed by Brett Moyer, our Chairman of the Board, President and Chief Executive Officer.

Stockholders will not be entitled to dissenter’s rights with respect to any matter to be considered at the Annual Meeting.

Delivery of Documents to Stockholders Sharing an Address

We will send only one set of Annual Meeting materials and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Annual Meeting or other corporate materials to a stockholder at a shared address to which a single copy of the Annual Meeting materials was delivered. Additionally, if current stockholders with a shared address received multiple copies of the Annual Meeting materials or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or by calling the Company’s principal executive offices. You may make such a written or oral request by sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Annual Meeting materials to the Company at Corporate Secretary, 15268 NW Greenbrier Pkwy, Beaverton, Oregon 97006, telephone: (408) 627-4716.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of November 10, 2023, information regarding beneficial ownership of our capital stock by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of each class of our outstanding equity securities;

•	each of our named executive officers;

•	each of our directors; and

•	all of our named executive officers and directors as a group.

The percentage ownership information shown in the table is based upon 17,742,705 shares of Common Stock outstanding as of November 10, 2023.

Beneficial ownership is determined according to the rules of the SEC and generally means that a holder has beneficial ownership of a security if such holder possesses sole or shared voting or investment power of that security, including securities that are exercisable for shares of Common Stock within sixty (60) days of November 10, 2023. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the holders named in the table below have sole voting and investment power with respect to all shares of Common Stock shown that they beneficially own, subject to community property laws where applicable.

For purposes of computing the percentage of outstanding shares of our Common Stock held by each holder or group of holders named above, any shares of Common Stock that such holder or holders has the right to acquire within sixty (60) days of November 10, 2023 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other holder. The inclusion herein of any shares of Common Stock listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise identified, the address of each beneficial owner listed in the table below is c/o WiSA Technologies, Inc., 15268 NW Greenbrier Pkwy, Beaverton, OR 97006.

	Common Stock Beneficially Owned
Name of Beneficial Owner(1)(13)	Shares	%
Brett Moyer(2)	80,748	*
George Oliva(3)	32,618	*
Gary Williams(4)	52,887	*
Lisa Cummins(5)	11,364	*
Dr. Jeffrey M. Gilbert(6)	11,376	*
David Howitt(7)	11,129	*
Helge Kristensen(8)	11,449	*
Sriram Peruvemba(9)	11,336	*
Robert Tobias(10)	11,364	*
Wendy Wilson(11)	11,222	*
All directors and exec. officers as a group (10 persons)(12)	245,493	1.4%

*	Less than 1%

(1)	Percentage of total voting power represents voting power with respect to all shares of our Common Stock. Holders of Common Stock are entitled to one (1) vote per share for each share of Common Stock held by them.

(2)	The number of shares of Common Stock beneficially owned includes (i) 50 restricted shares of Common Stock (“RSAs”) granted under the LTIP, which are scheduled to vest within sixty (60) days of November 10, 2023; (ii) 833 RSAs granted under the LTIP, which vest on the third anniversary of March 15, 2021, so long as Mr. Moyer remains in the service of the Company on each such anniversary; (iii) 1,499 RSAs granted under the LTIP, which are scheduled to vest quarterly in equal installments for the period from September 15, 2023 to September 15, 2025, on each September 15th, December 15th, March 15th and June 15th, so long as Mr. Moyer remains in the service of the Company on each such date; (iv) 500 RSAs granted under the Company’s LTIP, which are scheduled to vest in equal installments on the first, second and third anniversaries of September 19, 2022, as long as Mr. Moyer remains in service of the Company on each such anniversary; (v) 75,000 RSAs granted under the 2018 LTIP, scheduled to vest in equal installments, commencing on November 15, 2023 and every six (6) months thereafter until May 15, 2026, so long as Mr. Moyer remains in the service of the Company on each such date; and (vi) 484 restricted stock units (“RSUs”) granted under the Company’s 2020 Stock Incentive Plan (the “2020 Plan”), which are scheduled to vest within sixty (60) days of November 10, 2023.

(3)	The number of shares of Common Stock beneficially owned includes (i) 42 RSAs granted under the LTIP; (ii) 100 RSAs granted under the LTIP; (iii) 900 RSAs granted under the LTIP; (iv) 250 RSAs granted under the LTIP; (v) 30,000 RSAs granted under the 2018 LTIP, all (i) to (v) of which will fully vest on December 20, 2023 (the “Separation Date”), or earlier pursuant to the terms of a separation agreement entered into by the Company and Mr. Oliva on July 11, 2023; and (vi) 207 RSUs granted under the 2020 Plan, scheduled to vest within sixty (60) days of November 10, 2023.

(4)	The number of shares of Common Stock beneficially owned includes (i) 17 RSAs granted under the LTIP, which are scheduled to vest within sixty (60) days of November 10, 2023; (ii) 66 RSAs granted under the LTIP, which vest on the third anniversary of March 15, 2021, so long as Mr. Williams remains in the service of the Company on each such anniversary; (iii) 298 RSAs granted under the LTIP, which are scheduled to vest quarterly in equal installments for the period from September 15, 2023 to September 15, 2025, on each September 15th, December 15th, March 15th and June 15th, so long as Mr. Williams remains in the service of the Company on each such date; (iv) 52,000 RSAs granted under the 2018 LTIP, scheduled to vest in equal installments, commencing on November 15, 2023 and every six (6) months thereafter until May 15, 2026, so long as Mr. Williams remains in the service of the Company on each such date; and (v) 104 RSUs granted under the 2020 Plan, scheduled to vest within sixty (60) days of November 10, 2023.

(5)	The number of shares of Common Stock beneficially owned includes (i) 10 RSAs granted under the LTIP, which are scheduled to vest within sixty (60) days of November 10, 2023; (ii) 33 RSAs granted under the LTIP, which vest on the third anniversary of March 15, 2021, so long as Ms. Cummins remains in the service of the Company on each such anniversary; (iii) 72 RSAs granted under the LTIP, which are scheduled to vest quarterly in equal installments for the period from September 15, 2023 to September 15, 2025, on each September 15th, December 15th, March 15th and June 15th, so long as Ms. Cummins remains in the service of the Company on each such date; (iv) 11,000 RSAs granted under the 2018 LTIP, scheduled to vest in equal installments, commencing on November 15, 2023 and every six (6) months thereafter until May 15, 2026, so long as Ms. Cummins remains in the service of the Company on each such date; and (v) 34 RSUs granted under the 2020 Plan, scheduled to vest within sixty (60) days of November 10, 2023.

(6)	The number of shares of Common Stock beneficially owned includes (i) 10 RSAs granted under the LTIP, which are scheduled to vest within sixty (60) days of November 10, 2023; (ii) 33 RSAs granted under the LTIP, which vest on third anniversary of March 15, 2021, so long as Dr. Gilbert remains in the service of the Company on each such anniversary; (iii) 72 RSAs granted under the LTIP, which are scheduled to vest quarterly in equal installments for the period from September 15, 2023 to September 15, 2025, on each September 15th, December 15th, March 15th and June 15th, so long as Dr. Gilbert remains in the service of the Company on each such date; (iv) 11,000 RSAs granted under the 2018 LTIP, scheduled to vest in equal installments, commencing on November 15, 2023 and every six (6) months thereafter until May 15, 2026, so long as Dr. Gilbert remains in the service of the Company on each such date; and (v) 34 RSUs granted under the 2020 Plan, scheduled to vest within sixty (60) days of November 10, 2023.

(7)	The number of shares of Common Stock beneficially owned includes (i) 72 RSAs granted under the LTIP, which are scheduled to vest in equal installments for the period from September 15, 2023 to September 15, 2025, on each September 15th, December 15th, March 15th and June 15th, so long as Mr. Howitt remains in the service of the Company on each such date; and (ii) 11,000 RSAs granted under the 2018 LTIP, scheduled to vest in equal installments, commencing on November 15, 2023 and every six (6) months thereafter until May 15, 2026, so long as Mr. Howitt remains in the service of the Company on each such date. The number of shares of Common Stock beneficially owned excludes 19 shares of Common Stock owned by the Dennis Howitt Trust for which Mr. Howitt is the beneficiary and of which Mr. Howitt disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(8)	The number of shares of Common Stock beneficially owned includes (i) 10 RSAs granted under the LTIP, which are scheduled to vest within sixty (60) days of November 10, 2023; (ii) 33 RSAs granted under the LTIP, which vest on the third anniversary of March 15, 2021, so long as Mr. Kristensen remains in the service of the Company on each such anniversary; (iii) 72 RSAs granted under the LTIP, which are scheduled to vest quarterly in equal installments for the period from September 15, 2023 to September 15, 2025, on each September 15th, December 15th, March 15th and June 15th, so long as Mr. Kristensen remains in the service of the Company on each such date; (iv) 11,000 RSAs granted under the 2018 LTIP, scheduled to vest in equal installments, commencing on November 15, 2023 and every six (6) months thereafter until May 15, 2026, so long as Mr. Kristensen remains in the service of the Company on each such date; and (v) 34 RSUs granted under the 2020 Plan, scheduled to vest within sixty (60) days of November 10, 2023.

(9)	The number of shares of Common Stock beneficially owned includes (i) 14 RSAs granted under the LTIP, which are scheduled to vest within sixty (60) days of November 10, 2023; (ii) 33 RSAs granted under the LTIP, which vest on the third anniversaries of March 15, 2021, so long as Mr. Peruvemba remains in the service of the Company on each such anniversary; (iii) 72 RSAs granted under the LTIP, which are scheduled to vest quarterly in equal installments for the period from September 15, 2023 to September 15, 2025, on each September 15th, December 15th, March 15th and June 15th, so long as Mr. Peruvemba remains in the service of the Company on each such date; (iv) 11,000 RSAs granted under the 2018 LTIP, scheduled to vest in equal installments, commencing on November 15, 2023 and every six (6) months thereafter until May 15, 2026, so long as Mr. Peruvemba. remains in the service of the Company on each such date; and (v) 25 RSUs granted under the 2020 Plan, scheduled to vest within sixty (60) days of November 10, 2023.

(10)	The number of shares of Common Stock beneficially owned includes (i) 7 RSAs granted under the LTIP, which are scheduled to vest within sixty (60) days of November 10, 2023; (ii) 33 RSAs granted under the LTIP, which vest on the third anniversary of March 15, 2021, so long as Mr. Tobias remains in the service of the Company on each such date; (iii) 72 RSAs granted under the LTIP, which are scheduled to vest quarterly in equal installments for the period from September 15, 2023 to September 15, 2025, on each September 15th, December 15th, March 15th and June 15th, so long as Mr. Tobias remains in the service of the Company on each such date; (iv) 11,000 RSAs granted under the 2018 LTIP, scheduled to vest in equal installments, commencing on November 15, 2023 and every six (6) months thereafter until May 15, 2026, so long as Mr. Tobias remains in the service of the Company on each such date; and (v) 34 RSUs granted under the 2020 Plan, scheduled to vest within sixty (60) days of November 10, 2023.

(11)	The number of shares of Common Stock beneficially owned consists of (i) 33 RSAs granted under the LTIP, which vest on the third anniversaries of May 15, 2021, so long as Ms. Wilson remains in the service of the Company on each such date; (ii) 72 RSAs granted under the LTIP, which are scheduled to vest in equal installments for the period from September 15, 2023 to September 15, 2025, on each September 15th, December 15th, March 15th and June 15th, so long as Ms. Wilson remains in the service of the Company on each such date; and (iii) 11,000 RSAs granted under the 2018 LTIP, scheduled to vest in equal installments, commencing on November 15, 2023 and every six (6) months thereafter until May 15, 2026, so long as Ms. Wilson remains in the service of the Company on each such date.

(12)	See the information included in footnotes 2 through 11 above.

(13)	As of November 10, 2023, with respect to each director and executive officer, to the extent applicable: (i) RSAs that were originally scheduled to vest on September 15, 2023 and/or September 19, 2023 have not yet vested; and (ii) RSUs that were originally scheduled to vest on August 15, 2023 have not yet vested, but are expected to vest within 60 days of November 10, 2023.

ELECTION OF DIRECTORS

(Proposal No. 1)

The following individuals have been nominated as members of our Board, each to serve until the Company’s 2024 Annual Meeting of Stockholders, until each of their respective successors are elected and qualified or until each of their earlier resignation or removal. Pursuant to our Bylaws, directors are to be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and voting on such matter. This means that the eight (8) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality.

Proxies cannot be voted for a greater number of persons than the number of nominees named or for persons other than the named nominees.

Following is information about each nominee, including biographical data for at least the last five (5) years. Should one or more of these nominees become unavailable to accept nomination or election as a director, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for the election of such other persons as the Board may recommend, unless the Board reduces the number of directors. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

Name of Director	Age	Director Since
Brett Moyer	65	August 2010
Lisa Cummins	53	June 2019
Dr. Jeffrey M. Gilbert	52	April 2015
David Howitt	55	December 2021
Helge Kristensen	63	August 2010
Sriram Peruvemba	58	June 2020
Robert Tobias	59	February 2020
Wendy Wilson	56	May 2021

Brett Moyer, Chief Executive Officer, President, and Director and Chairman

Brett Moyer is a founding member of the Company and has served as the President and Chief Executive Officer of the Company and as a member of its Board since August 2010. From August 2002 to July 2010, Mr. Moyer served as president and chief executive officer of Focus Enhancements, Inc., a developer and marketer of proprietary video technology and UWB wireless chips. From February 1986 to May 1997, Mr. Moyer worked at Zenith Electronics Inc. a consumer electronic company, where he had most recently been the vice president and general manager of its Commercial Products Division. Between August 2017 and October 2019, Mr. Moyer served as a member of the board of directors of DionyMed Brands Inc., a company which operated a multi-state, vertically integrated operating platform that designs, develops, markets and sold a portfolio of branded cannabis products. From June 2016 to November 2018, Mr. Moyer served as a member of the board of directors of Alliant International University, a private university offering graduate study in psychology, education, business management, law and forensic studies, and bachelor’s degree programs in several fields. From 2003 to December 2015, he served as a member of the board of directors of HotChalk, Inc., a developer of software for the educational market, and from March 2007 to September 2008, he was a member of the board of directors of NeoMagic Corporation, a developer of semiconductor chips and software that enable multimedia applications for handheld devices. Mr. Moyer received a Bachelor of Arts in Economics from Beloit College in Wisconsin and a Master’s of Business Administration with a concentration in finance and accounting from Thunderbird School of Global Management.

Lisa Cummins, Director

Lisa Cummins has been a member of the Board since June 2019. Ms. Cummins currently serves as Chief Financial Officer for Ayar Labs, a venture backed startup that is developing an optical based “chiplet” to provide high speed, high density & low power to replace traditional electrical based input/output. She joined Ayar Labs in January 2019 after overseeing a successful sale of Penguin Computing, a private equity backed company, to Smart Global Holdings in June 2018. Prior to that, from May 2007 to October 2012, she served as Chief Financial Officer at Adept Technology, a Nasdaq publicly traded global robotics company, where she oversaw investor relations, led the Sarbanes-Oxley Act of 2002, as amended, compliance, completed multiple acquisitions, and secured bank and equity financing including a secondary public offering. Ms. Cummins is a certified public accountant, inactive, earned a Business Economics degree from the University of California Santa Barbara and a Masters in Business Administration from St. Mary’s College. The Company believes that Ms. Cummins is qualified to serve on the Board because of her over 25 years of experience as a growth-oriented financial executive in global high- tech organizations.

Dr. Jeffrey M. Gilbert, Director

Dr. Gilbert has been a member of the Board since April 2015. Dr. Gilbert has been working in the Research and Machine Intelligence and Project Loon teams at Google, Inc. since March 2014, and from January 2014 to March 2014, Dr. Gilbert worked for Transformational Technology Insights LLC, a consulting company, where he served as the sole principal. Previously, from May 2011 to December 2013, Dr. Gilbert was chief technology officer of Silicon Image, Inc., a leading provider of wired and wireless connectivity solutions. Dr. Gilbert was responsible for Silicon Image Inc.’s technology vision, advanced technology, and standards initiatives. Prior to joining Silicon Image Inc., Dr. Gilbert was chief technical officer of SiBEAM Inc., a fabless semiconductor company pioneering the development of intelligent millimeter wave silicon solutions for wireless communications, from May 2005 to May 2011. Before SiBEAM Inc., Dr. Gilbert served as director of algorithms and architecture and other engineering and management positions at Atheros Communications, a semiconductor developer, from May 2000 to May 2005, where he led the development of that company’s 802.11n, 802.11g, eXtended Range (“XR”), and Smart Antenna technologies. Dr. Gilbert received a Ph.D. in Electrical Engineering from the University of California Berkeley, an M.Phil. in Computer Speech and Language Processing from Cambridge University, and a B.A. in Computer Science from Harvard College. The Company believes that Dr. Gilbert is qualified to serve on the Board to advise the Company on technology developments and management based on his long-standing experience in the wireless and technology industries.

David Howitt, Director

David Howitt has been a member of the Board since December 2021. Since March 2004, Mr. Howitt has served as the founder and CEO of Meriwether Group LLC, a strategic consulting firm that works with disruptive consumer brands by integrating their visions, developing growth strategies, scaling their brands, and increasing revenue in order to build enterprise value (“Meriwether”). Prior to founding Meriwether, between 1997 to 2008 Mr. Howitt worked in various positions at Adidas US, including managing Licensing and Business Development and as corporate counsel from 1997 to 2001. Mr. Howitt serves as Member Of The Board Of Advisors, Bloch International. Mr. Howitt earned his bachelor’s degree, political science/ philosophy at Denison University and his JD, environmental and natural resources law at Lewis & Clark Law School. The Company believes that Mr. Howitt is qualified to serve on the Board because of his experience as a growth-oriented leader in a multitude of organizations.

Helge Kristensen, Director

Helge Kristensen has been a member of the Board since August 2010. Mr. Kristensen has held high level management positions in technology companies for the last 25 years and for the last 18 years, he has served as vice president of Hansong Technology, an original device manufacturer of audio products based in China, and as president of Platin Gate Technology (Nanjing) Co. Ltd, a company with focus on service- branding in lifestyle products as well as pro line products based in China. Since August 2015, Mr. Kristensen has served as co-founder and director of Inizio Capital, an investment company based in the Cayman Islands. Mr. Kristensen has been involved in the audio and technology industries for more than 25 years. His expertise is centered on understanding and applying new and innovative technologies. He holds a master’s degree in Engineering and an HD-R, a graduate diploma, in Business Administration (Financial and Management Accounting) from Alborg University in Denmark. The Company believes that Mr. Kristensen is qualified to serve on the Board because of his technology and managerial experience as well has his knowledge of the audio industry.

Sriram Peruvemba, Director

Sriram Peruvemba has been a member of the Board since June 2020. He is the CEO of Marketer International Inc., a marketing services firm, a position he has held since July 2014. Mr. Peruvemba currently serves on a number of additional boards, including as a member of Visionect d.o.o since September 2017, as a member of Omniply Technologies since May 2020, as a member of Edgehog Technologies since January 2023, as a member of SmartKem Inc. since July 2023, and as a member of Azumo since July 2023. He previously served as board member and chair of marketing for the Society for Information Display from August 2014 to July 2020. Mr. Peruvemba was previously the Chief Marketing Officer at E Ink Holdings, where he played a major role in transforming the startup to a global company with a valuation greater than $1 billion. With over 30 years of experience in the technology industry, Mr. Peruvemba has been an influential advocate in the advancement of electronic hardware technologies. Based in Silicon Valley, Mr. Peruvemba advises high tech firms in the US, Canada, and Europe. He received a bachelor’s degree in Engineering from Bangalore University, an MBA degree from Wichita State University and a post-graduate diploma in management from Indira Gandhi National Open University. The Company believes that Mr. Peruvemba is qualified to serve on the Board because of such experience and because he is an acknowledged expert on electronic displays, haptics, touch screens, electronic materials and related technologies. He also consults, writes and presents on those subjects globally.

Robert Tobias, Director

Robert Tobias has been a member of the Board since February 2020 and has served as CEO, Chairman and President of HDMI Licensing Administrator Inc. since January 2017, where he has been the strategic force behind the licensing, enforcement, compliance and growth of HDMI® technology around the world. Mr. Tobias leads efforts to promote the HDMI specification as the premier digital and audio interface to the consumer electronics, mobile, PC and entertainment industries. In addition, he oversees IP enforcement with 1700 HDMI licensees and partners responsible for the release of almost nine billion HDMI products worldwide, and as such brings a recognized level of expertise working with foreign regulatory channels, customs authorities, standards development organizations, media companies, etc., to grow the business and protect the HDMI brand. Prior to joining HDMI Licensing Administrator Inc., Mr. Tobias served as President of HDMI Licensing LLC, a wholly owned subsidiary of Lattice Semiconductor, from September 2015 to December 2016, where he led the marketing, licensing and compliance teams promoting and licensing the HDMI intellectual property, and prior to that, he held the roles of President at MHL and Senior Director of Strategic Product Marketing and Business Development at Silicon Image. Mr. Tobias earned a Bachelor’s degree in Electrical Engineering from UC Davis, an MBA from Santa Clara University and sits on the UC Davis Engineering Faculty Dean’s Executive Committee. The Company believes that Mr. Tobias is qualified to serve on the Board based on his experience and leadership in the consumer electronics industry as well as his strong relationships with top consumer electronics brands in Asia.

Wendy Wilson, Director

Wendy Wilson has been a member of the Board since May 2021. Ms. Wilson previously served as Vice President of Marketing at ChargePoint, Inc. from August 2017 to November 2023, a leading electric vehicle charging network provider, where she had profit and loss responsibilities for the company’s home business unit, assisted with run go-to- market functions for such company’s SaaS businesses and helped to expand operations into European markets with scalable localization, web, and marketing processes. Previously, Ms. Wilson served as Vice President of Marketing at Jive Software, a communication software company, from August 2014 to July 2017, where she led demand generation, field and web teams, and has held leadership roles in small venture capital funded startups and publicly traded firms, including Yahoo! Inc. and The Walt Disney Company (“Disney”). In her leadership role at Infoseek, which was acquired by Disney in 1998, she was responsible for cross- disciplinary teams from ESPN, Go.com (ABC News), Mr. Showbiz and Infoseek brands. At Yahoo, she was responsible for both the monetization and editorial strategy for the Yahoo front page, known then as the world’s homepage. Ms. Wilson is a graduate of Northwestern University with a bachelor’s degree in English. The Company believes that Ms. Wilson is qualified to serve on the Board based on her expertise in digital marketing and go-to-market strategies for companies with “business to consumer” and “business to business to consumer” commerce models.

Required Vote

Our Certificate of Incorporation does not authorize cumulative voting. Our Bylaws provide that directors are to be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and voting on the matter. This means that the eight (8) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality.

At the Annual Meeting a vote will be taken on a proposal to approve the election of the eight (8) director nominees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE FOR THE ELECTION OF THE EIGHT (8) DIRECTOR NOMINEES.

CORPORATE GOVERNANCE

Board of Directors

The Board oversees our business affairs and monitors the performance of our management. In accordance with our corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chief Executive Officer, other key executives and by reading the reports and other materials sent to them and by participating in Board and committee meetings. Our directors hold office until the next Annual Meeting of Stockholders and until each of their respective successors are elected and qualified or until each of their earlier resignation or removal, or if for some other reason they are unable to serve in the capacity of director.

Our Board currently consists of eight (8) members: Brett Moyer; Lisa Cummins; Dr. Jeffrey M. Gilbert; David Howitt; Helge Kristensen; Sriram Peruvemba; Robert Tobias and Wendy Wilson. All of our directors will serve until our next Annual Meeting of Stockholders and until each of their respective successors are duly elected and qualified or until each of their earlier resignation or removal.

Director Independence

As our Common Stock is listed on the Nasdaq Capital Market, our determination of the independence of directors is made using the definition of “independent director” contained in Rule 5605(a)(2) of the Marketplace Rules of the Nasdaq Stock Market LLC (“Nasdaq”). Our Board affirmatively determined that Dr. Jeffrey M. Gilbert, Sriram Peruvemba, Lisa Cummins, Robert Tobias and Wendy Wilson are “independent directors,” as that term is defined in the Marketplace Rules of Nasdaq. Under the corporate governance rules of Nasdaq, our Board must be composed of a majority of “independent directors.” Additionally, subject to certain limited exceptions, our audit, compensation, and nominating and corporate governance committees also must be composed of all independent directors.

Nasdaq’s Marketplace Rules (the “Nasdaq Rules”) require that each member of a listed company’s audit, compensation and nominations committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Under the Nasdaq Rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

To be considered to be independent for purposes of Rule 10A-3 of the Exchange Act, a member of an audit committee of a listed company may not, other than in such member’s capacity as a member of such committee, such company’s board of directors, or any other committee of such board of directors: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning such director’s background, employment and affiliations, including family relationships, our Board has determined that (a) the following members of our Board have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director: Brett Moyer, Helge Kristensen and David Howitt, and (b) other than such directors, each of our directors is “independent” as that term is defined under the Nasdaq Rules. In making this determination, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our shares of Common Stock by each non-employee director. Our Board has determined that (i) Ms. Cummins, Mr. Peruvemba and Ms. Wilson satisfy the independence standards for the Board’s audit committee established by the Nasdaq Rules and Rule 10A-3 of the Exchange Act, (ii) Mr. Peruvemba, Dr. Gilbert and Mr. Tobias satisfy the independence standards for the Board’s compensation committee established by the Nasdaq Rules and are “independent directors” for such committee’s purposes and (ii) Mr. Tobias, Dr. Gilbert and Ms. Cummins satisfy the independence standards for the Board’s nominating and corporate governance committee established by the Nasdaq Rules and are “independent directors” for such committee’s purposes.

Board Composition and Diversity

The following table sets forth certain diversity statistics as self-reported by the current members of the Board. Each of the categories listed in the below table has the meaning as it is used in the Nasdaq Rules.

Board Diversity Matrix for WiSA Technologies, Inc. (As of November 15, 2023)
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclosure Gender
Part I: Gender Identity
Directors	2	6	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

Board Meetings and Attendance

During fiscal year 2022, the Board held five (5) physical/telephonic meetings. No incumbent director attended, either in person or via telephone, fewer than 75% of the aggregate of all meetings of the Board and the committees of the Board, for which at the time of the meeting they were a member of the Board. The Board also approved certain actions by unanimous written consent.

Annual Meeting Attendance

The Company held its 2022 Annual Meeting of Stockholders on August 19, 2022, which was attended in person by Brett Moyer.

Stockholder Communications with the Board

Stockholders wishing to communicate with the Board, the non-management directors, or with an individual Board member may do so by writing to the Board, to the non-management directors, or to the particular Board member, and mailing the correspondence to: c/o Brett Moyer, Chief Executive Officer, WiSA Technologies, Inc., 15268 NW Greenbrier Pkwy, Beaverton, OR 97006. The envelope should indicate that it contains a stockholder communication. All such stockholder communications will be forwarded to the director or directors to whom the communications are addressed.

Board Committees

Our Board has an audit committee, a compensation committee and a nominating and corporate governance committee. Each Board committee has a charter, which is available on our website at https://ir.wisatechnologies.com/corporate-governance/governance-documents. Information contained on our website is not incorporated herein by reference. Each of the Board’s committees has the composition and responsibilities described below. As of November 15, 2023, the members of such committees are:

Audit Committee — Lisa Cummins* (1), Sriram Peruvemba and Wendy Wilson

Compensation Committee — Sriram Peruvemba*, Dr. Jeffrey M. Gilbert and Robert Tobias

Nominating and Corporate Governance Committee — Robert Tobias*, Lisa Cummins and Dr. Jeffrey M. Gilbert

*	Indicates Committee Chair

(1)	Indicates Audit Committee Financial Expert.

Audit Committee

Our Board’s audit committee (the “Audit Committee”) has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. The members of our Audit Committee are Lisa Cummins, Sriram Peruvemba and Wendy Wilson, each of whom are “independent” within the meaning of Rule 10A-3 under the Exchange Act and the Nasdaq Rules. Our Board has determined that Ms. Cummins shall serve as the “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. In addition, Ms. Cummins serves as Chairperson of our Audit Committee.

The Audit Committee oversees our corporate accounting and financial reporting process and oversees the audit of our financial statements and the effectiveness of our internal control over financial reporting. The responsibilities of the Audit Committee include, among other matters:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our consolidated financial statements;

•	helping to ensure the independence and performance of the independent registered public accounting firm;

•	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing our policies on risk assessment and risk management;

•	reviewing related party transactions;

•	obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal control procedures, any material weaknesses with such procedures, and any steps taken to deal with such material weaknesses when required by applicable law; and

•	approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

During 2022, the Audit Committee held four (4) virtual meetings to enable members of the then current Audit Committee, which included only two members during a portion of the year, to review and approve the filing of the Company’s annual and quarterly reports with the SEC.

The Audit Committee operates under a written charter adopted by the Board that satisfies the applicable standards of Nasdaq.

Compensation Committee

The members of our Board’s compensation committee (the “Compensation Committee”) are Sriram Peruvemba, Dr. Jeffrey M. Gilbert and Robert Tobias, each of whom are “independent” within the meaning of the Nasdaq Rules. In addition, each member of our Compensation Committee qualifies as a “non-employee director” under Rule 16b-3 of the Exchange Act. Our Compensation Committee assists the Board in the discharge of its responsibilities relating to the compensation of the members of the Board and our executive officers. Mr. Peruvemba serves as the Chairman of our Compensation Committee.

The Compensation Committee’s compensation-related responsibilities include, among other matters:

•	reviewing and approving, or recommending that our Board approve, the compensation of our executive officers;

•	reviewing and recommending to our Board the compensation of our directors;

•	reviewing and approving, or recommending that our Board approve, the terms of compensatory arrangements with our executive officers;

•	administering our stock and equity incentive plans;

•	reviewing and approving, or recommending that our Board approve, incentive compensation and equity plans; and

•	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

In 2022, the Compensation Committee did not hold any meetings but approved various matters, where appropriate, by unanimous written consent. Mr. Moyer, our Principal Executive Officer, President and Chairman of the Board, does not participate in the determination of his own compensation or the compensation of directors. However, he makes recommendations to the Compensation Committee regarding the amount and form of the compensation of the other executive officers and key employees, and he often participates in the Compensation Committee’s deliberations about such persons’ compensation. Mr. Oliva, formerly our Principal Financial Officer, assisted the Compensation Committee in its deliberations regarding executive officer, director and employee compensation, prior to his resignation as Principal Financial Officer on July 11, 2023 and assumption of his new role as Senior Vice President of Finance and Strategic Operations of the Company. No other executive officers participate in the determination of the amount or the form of the compensation of executive officers or directors. The Compensation Committee does not utilize the services of an independent compensation consultant to assist in its oversight of executive and director compensation. On January 30, 2018, the Board adopted a written charter for the Compensation Committee.

Nominating and Corporate Governance Committee

The members of our Board’s nominating and corporate governance committee (“Nominating and Corporate Governance Committee”) are Robert Tobias, Dr. Jeffrey M. Gilbert and Lisa Cummins, each of whom are “independent” within the meaning of the Nasdaq Rules. In addition, each member of our Nominating and Corporate Governance Committee qualifies as a “non-employee director” under Rule 16b-3 of the Exchange Act. The purpose of the Nominating and Corporate Governance Committee is to recommend to the Board nominees for election as directors and persons to be elected to fill any vacancies on the Board, develop and recommend a set of corporate governance principles and oversee the performance of the Board. Mr. Tobias serves as Chairman of our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee’s responsibilities include, among other things:

•	identifying, evaluating and selecting, or recommending that our Board approve, nominees for election to our Board and its committees;

•	evaluating the performance of our Board and of individual directors;

•	considering and making recommendations to our Board regarding the composition of our Board and its committees;

•	reviewing developments in corporate governance practices;

•	evaluating the adequacy of our corporate governance practices and reporting;

•	developing and making recommendations to our Board regarding corporate governance guidelines and matters; and

•	overseeing an annual evaluation of the Board’s performance.

Our Nominating and Governance Committee strives for a Board composed of individuals who bring a variety of complementary skills, expertise or background and who, as a group, will possess the appropriate skills and experience to oversee our business. The diversity of the members of the Board relates to the selection of its nominees. While the Committee considers diversity and variety of experiences and viewpoints to be important factors, it does not believe that a director nominee should be chosen or excluded solely or largely because of race, color, gender, national origin or sexual orientation or identity. In selecting a director nominee for recommendation to our Board, our Nominating and Governance Committee focuses on skills, expertise or background that would complement the existing members on the Board. Accordingly, although diversity may be a consideration in the Committee’s process, the Committee and the Board do not have a formal policy regarding the consideration of diversity in identifying director nominees.

When the Nominating and Governance Committee has either identified a prospective nominee or determined that an additional or replacement director is required, the Nominating and Governance Committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the Board or management. In its evaluation of director candidates, including the members of the Board eligible for re-election, the Nominating and Governance Committee considers a number of factors, including: the current size and composition of the Board, the needs of the Board and the respective committees of the Board, and such factors as judgment, independence, character and integrity, age, area of expertise, diversity of experience, length of service and potential conflicts of interest.

The Nominating and Governance Committee of the Board selects director nominees and recommends them to the full Board. In relation to such nomination process, the Nominating and Governance Committee:

•	determines the criteria for the selection of prospective directors and committee members;

•	reviews the composition and size of the Board and its committees to ensure proper expertise and diversity among its members;

•	evaluates the performance and contributions of directors eligible for re-election;

•	determines the desired qualifications for individual directors and desired skills and characteristics for the Board;

•	identifies persons who can provide needed skills and characteristics;

•	screens possible candidates for Board membership;

•	reviews any potential conflicts of interests between such candidates and the Company’s interests; and

•	shares information concerning the candidates with the Board and solicits input from other directors.

The Nominating and Governance Committee has specified the following minimum qualifications that it believes must be met by a nominee for a position on the Board: the highest personal and professional ethics and integrity; proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment; skills that are complementary to those of the existing Board; the ability to assist and support management and make significant contributions to our success; the ability to work well with the other directors; the extent of the person’s familiarity with the issues affecting our business; an understanding of the fiduciary responsibilities that are required of a member of the Board; and the commitment of time and energy necessary to diligently carry out those responsibilities. A candidate for director must agree to abide by our Code of Ethics and Conduct.

After completing its evaluation, the Nominating and Governance Committee makes a recommendation to the full Board as to the persons who should be nominated to the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

Our Board does not have a policy with regard to the consideration of director candidates recommended by stockholders but would consider candidates recommended by stockholders. Our Board does not have such a policy because we do not reasonably expect to receive any director candidates recommended by stockholders based on past meetings. In the case of director candidates recommended by stockholders, our Board would evaluate such candidates using the factors described above.

In 2022, the Nominating and Corporate Governance Committee did not hold any meetings but approved various matters, where appropriate, by unanimous written consent.

Family Relationships

There are no family relationships between any of the officers or directors of the Company.

Involvement in Certain Legal Proceedings

In 2015, Quantum3D, Inc. (“Quantum3D”), a company of which Mr. Williams had been serving as chief financial officer, as a result of his prior experience in corporate restructuring, was placed into an assignment for the benefit of creditors. Mr. Williams continued to serve as chief financial officer during Quantum3D’s restructuring and negotiated sale in September 2016.

On October 29, 2019, DionyMed Brands Inc., a British Columbia company which Mr. Moyer had been serving as a director, was placed in receivership and Mr. Moyer resigned.

Other than the foregoing, to the best of our knowledge, none of our directors or executive officers has, during the past ten (10) years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two (2) years prior to that time;

•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or his association with persons engaged in any such activity;

•	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Leadership Structure of the Board

The Board does not currently have a policy on whether the same person should serve as both the Principal Executive Officer and Chairman of the Board or, if the roles are separate, whether the Chairman should be selected from the non-employee directors or should be an employee. The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time. Mr. Moyer is both the Principal Executive Officer and Chairman of the Board. The Company does not have a lead independent director.

Director Nomination Procedures

There have been no material changes to the procedures by which security holders may recommend nominees to the Board.

Risk Oversight

The Board oversees risk management directly and through its committees associated with their respective subject matter areas. Generally, the Board oversees risks that may affect the business of the Company as a whole, including operational matters. The Audit Committee is responsible for oversight of the Company’s accounting and financial reporting processes and also discusses with management the Company’s financial statements, internal controls and other accounting and related matters. The Compensation Committee oversees certain risks related to compensation programs, and the Nominating and Corporate Governance Committee oversees certain corporate governance risks. As part of their roles in overseeing risk management, these committees periodically report to the Board regarding briefings provided by management and advisors as well as the committees’ own analysis and conclusions regarding certain risks faced by the Company. Management is responsible for implementing the risk management strategy and developing policies, controls, processes and procedures to identify and manage risks. As set forth in the Company’s insider trading policy, the Company prohibits insiders, including the Company’s employees, officers or directors, or any of their designees, from engaging in any hedging transactions.

DIRECTOR COMPENSATION

The table below sets forth the compensation paid to our directors during the fiscal year ended December 31, 2022.

Fees Earned

Director	Fees Earned or Paid in Cash	Stock Awards (1)	All Other Compensation	Total
Lisa Cummins	$22,500	$15,720	$-	$38,220	(2)
Dr. Jeffrey M. Gilbert	$15,000	$15,720	$-	$30,720	(3)
David Howitt	$15,000	$15,720	$-	$30,720	(4)
Helge Kristensen	$15,000	$15,720	$-	$30,720	(5)
Sriram Peruvemba	$15,000	$15,720	$-	$30,720	(6)
Robert Tobias	$15,000	$15,720	$-	$30,720	(7)
Wendy Wilson	$15,000	$15,720	$-	$30,720	(8)

(1)	Amounts reported in this column do not reflect the amounts actually received by our non-employee directors. Instead, these amounts reflect the aggregate grant date fair value of each restricted stock award and RSU granted to the Company’s directors during the fiscal year ended December 31, 2022, as computed in accordance with FASB ASC 718. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)	Ms. Cummins was granted 12,000 shares of restricted Common Stock on January 13, 2022, which vest as follows: 1/5th of the grant to vest on September 15, 2022, and the remaining 4/5th of the grant to vest quarterly in equal installments over the next 36 months on each December 15th, March 15th, June 15th and September 15th thereafter until September 15, 2025.

(3)	Dr. Gilbert was granted 12,000 shares of restricted Common Stock on January 13, 2022, which vest as follows: 1/5th of the grant to vest on September 15, 2022, and the remaining 4/5th of the grant to vest quarterly in equal installments over the next 36 months on each December 15th, March 15th, June 15th and September 15th thereafter until September 15, 2025.

(4)	Mr. Howitt was granted 12,000 shares of restricted Common Stock on January 13, 2022, which vest as follows: 1/5th of the grant to vest on September 15, 2022, and the remaining 4/5th of the grant to vest quarterly in equal installments over the next 36 months on each December 15th, March 15th, June 15th and September 15th thereafter until September 15, 2025.

(5)	Mr. Kristensen was granted 12,000 shares of restricted Common Stock on January 13, 2022, which vest as follows: 1/5th of the grant to vest on September 15, 2022, and the remaining 4/5th of the grant to vest quarterly in equal installments over the next 36 months on each December 15th, March 15th, June 15th and September 15th thereafter until September 15, 2025.

(6)	Mr. Peruvemba was granted 12,000 shares of restricted Common Stock on January 13, 2022, which vest as follows: 1/5th of the grant to vest on September 15, 2022, and the remaining 4/5th of the grant to vest quarterly in equal installments over the next 36 months on each December 15th, March 15th, June 15th and September 15th thereafter until September 15, 2025.

(7)	Mr. Tobias was granted 12,000 shares of restricted Common Stock on January 13, 2022, which vest as follows: 1/5th of the grant to vest on September 15, 2022, and the remaining 4/5th of the grant to vest quarterly in equal installments over the next 36 months on each December 15th, March 15th, June 15th and September 15th thereafter until September 15, 2025.

(8)	Ms. Wilson was granted 12,000 shares of restricted Common Stock on January 13, 2022, which vest as follows: 1/5th of the grant to vest on September 15, 2022, and the remaining 4/5th of the grant to vest quarterly in equal installments over the next 36 months on each December 15th, March 15th, June 15th and September 15th thereafter until September 15, 2025.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Our executive officers are:

Name	Age	Position

Brett Moyer	65	President, Chief Executive Officer and Chairman of the Board

Gary Williams	57	Chief Accounting Officer and VP of Finance

Biographical information about Brett Moyer appears above on page 8.

Gary Williams, Chief Accounting Officer and Vice President of Finance

Gary Williams has served as Chief Accounting Officer since September 9, 2019 and as Vice President of Finance since the Company’s founding in August 2010. Mr. Williams previously served as Secretary and Chief Financial Officer since the Company’s founding in August 2010 until September 9, 2019. In addition, Mr. Williams served as the Chief Financial Officer of Quantum3D, Inc., a training and simulation technology company, from November 2012 to September 2016. Prior to joining the Company, Mr. Williams served as secretary, vice president of finance and chief financial officer of Focus Enhancements Inc., a developer and marketer of proprietary video technology, from January 2001 to July 2010, when the videography and semiconductor businesses of the company were purchased by VITEC Multimedia, Inc. and the Company, respectively. Mr. Williams served as controller, vice president of finance, chief financial officer and secretary of Videonics Inc., a publicly traded company in the consumer electronics business, from February 1995 to January 2001, when Videonics merged with Focus Enhancements, Inc. From July 1994 to January 1995, Mr. Williams served as controller for Western Micro Technology, a publicly traded company in the electronics distribution business. From January 1990 to June 1994, Mr. Williams worked in public accounting for Coopers & Lybrand LLP. Mr. Williams is a certified public accountant, inactive, and received a Bachelor’s Degree in Business Administration, with an emphasis in Accounting, from San Diego State University.

EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal Years 2022 and 2021

The following table sets forth all plan and non-plan compensation for the last two completed fiscal years paid to all individuals who served as the Company’s principal executive officer or acted in a similar capacity and the Company’s two other most highly compensated executive officers during the last completed fiscal year, as required by Item 402(m)(2) of Regulation S-K of the Securities Act. We refer to all of these individuals collectively as our “Named Executive Officers.”

						Non-Equity
					Stock	Incentive Plan	All Other
					Awards	Compensation	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)		($)(1)	($)	($)	Total ($)
Brett Moyer
President and Chief	2022	$404,250	$19,250	(2)	$353,500	-	-	$777,000
Executive Officer	2021	$385,000	$5,075		$552,500	-	-	$942,575

George Oliva(3)
Chief Financial Officer,	2022	$288,750	$13,750	(4)	$209,500	-	-	$512,000
Secretary	2021	$275,000	$2,152		$66,300	-	-	$343,452

Gary Williams
Chief Accounting Officer,	2022	$262,495	$37,500	(5)	$65,500	-	-	$365,495
VP of Finance	2021	$249,995	$1,017		$44,200	-	-	$295,212

(1)	Amounts reported in this column do not reflect the amounts actually received by our named executive officers. Instead, these amounts reflect the aggregate grant date fair value of each restricted stock award and each RSU granted to the named executive officers during the fiscal years ended December 31, 2022 and 2021, as computed in accordance with Financial Accounting Standards Board (“FASB”) ASC 718. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)	Cash bonus of $19,250 earned in 2021 and paid to Mr. Moyer in 2022.

(3)	On July 11, 2023, Georg Oliva resigned as the Principal Financial Officer of the Company and assumed the role of the Senior Vice President of Finance and Strategic Operations of the Company.

(4)	Cash bonus of $13,750 earned in 2021 and paid to Mr. Oliva in 2022.

(5)	Includes cash bonus of $12,500 earned in 2021 that was paid to Mr. Williams in 2022.

Executive Employment Agreements and Arrangements

Brett Moyer

We are party to an employment agreement with Brett Moyer, which we assumed on or about August 1, 2010 and which was amended in 2011. Pursuant to such agreement, Mr. Moyer agreed to serve as our Chief Executive Officer and President in consideration for an annual cash salary, which was set at $385,000 for the year ended December 31, 2021. Additionally, Mr. Moyer’s target bonus was $38,500 for the fiscal year ended December 31, 2021.

Effective August 24, 2022, the Company entered into a new employment agreement with Mr. Moyer (the “Moyer Agreement”). Pursuant to the Moyer Agreement, Mr. Moyer’s initial annual base salary will be $404,250, which is subject to adjustment approved by the Board. The Moyer Agreement has an unspecified term and Mr. Moyer will serve in his position on an at-will basis, subject to the payment of severance in certain circumstances as set forth in the Moyer Agreement. Pursuant to the Moyer Agreement, if Mr. Moyer is terminated without cause or resigns with good reason, he is entitled to receive twelve (12) months of salary. Mr. Moyer is also entitled to continue to receive the employer subsidy under group health, dental and vision coverage for the period of severance, which is twelve (12) months, a pro rata bonus for the year of termination and the acceleration of vesting with respect to all unvested equity awards. Additionally, in the event of a Change in Control (as defined in each of the Moyer Agreement), all unvested equity awards held by such executive officer shall immediately vest and become exercisable, provided that subject to any exceptions in any award agreement entered into with such executive officer, no exercise may occur more than six (6) months after such termination and in no event after the expiration of such award. Mr. Moyer is also entitled to be made whole for income, employment and excise taxes in the event that payments, benefits and distributions, including the effects of accelerated vesting of equity, would result in the application of the “golden parachute” excise tax under Internal Revenue Code Section 4999.

George Oliva

In connection with his appointment as the Company’s Chief Financial Officer and Secretary, the Company and Mr. Oliva executed an amended and restated offer letter, dated October 4, 2019 (the “Offer Letter”), setting forth the terms of Mr. Oliva’s employment with the Company. The Offer Letter did not provide for a specified term of employment and Mr. Oliva’s employment was on an at-will basis, subject to the payment of severance in certain circumstances as described below. Mr. Oliva’s annual cash salary was set at $275,000 for the year ended December 31, 2021. For additional information on the amounts paid to Mr. Oliva during such period, refer to the footnotes of the Summary Compensation Table above. Additionally, Mr. Oliva’s target bonus was $27,500 for the fiscal year ended December 31, 2021.

Effective August 24, 2022, the Company entered into a new employment agreement with Mr. Oliva (the “Oliva Agreement”). Pursuant to the Oliva Agreement, Mr. Oliva’s initial annual base salary was $288,750, which is subject to adjustment approved by the Board. The Oliva Agreement has an unspecified term and Mr. Oliva served in his position on an at-will basis, subject to the payment of severance in certain circumstances as set forth in the Oliva Agreement. Pursuant to the Oliva Agreement, if Mr. Oliva was terminated without cause or resigned with good reason, he was entitled to receive twelve (12) months of salary. Mr. Oliva was also entitled to continue to receive the employer subsidy under group health, dental and vision coverage for the period of severance, which is twelve (12) months, a pro rata bonus for the year of termination and the acceleration of vesting with respect to all unvested equity awards. Additionally, in the event of a Change in Control (as defined in each of the Oliva Agreement), all unvested equity awards held by such executive officer shall immediately vest and become exercisable, provided that subject to any exceptions in any award agreement entered into with such executive officer, no exercise may occur more than six months after such termination and in no event after the expiration of such award. Mr. Oliva was also entitled to be made whole for income, employment and excise taxes in the event that payments, benefits and distributions, including the effects of accelerated vesting of equity, would result in the application of the “golden parachute” excise tax under Internal Revenue Code Section 4999.

Effective July 11, 2023, George Oliva resigned as Principal Financial Officer of the Company and entered into a separation agreement with the Company (the “Separation Agreement”), whereby amongst other things, his only title would be Senior Vice President of Finance and Strategic Operations of the Company. The Separation Agreement provided that Mr. Oliva’s employment would last until and through December 20, 2023 or such other date as mutually agreed between the Company and Mr. Oliva (the “Separation Date”). In connection with the Separation Agreement, Mr. Oliva was granted 30,000 RSAs on July 12, 2023 which are scheduled to fully vest on Mr. Oliva’s Separation Date. Additionally, as of the date of the Separation Agreement, Mr. Oliva had a total of 1,499 unvested RSAs and RSUs. The Company agreed to vest all of Mr. Oliva’s unvested RSAs and RSUs as of the Separation Date. The Separation Agreement also sets forth various terms regarding the treatment of other employee benefits that Mr. Oliva was entitled to receive under the Company’s existing plans. During the term of the Separation Agreement, Mr. Oliva’s base annual salary will remain unchanged, and if the Company elects to pay the Principal Accounting Officer a Stay Bonus in connection with a change in control of the Company during the period beginning from the Effective Date through the Separation Date, Mr. Oliva will be entitled to receive a discretionary bonus in the equivalent amount to the amount of the Stay Bonus paid to the Principal Accounting Officer. As a material condition to the Separation Agreement, Mr. Oliva executed a supplemental release, which included a customary release of claims by Mr. Oliva (on behalf of himself, his heirs, executors, administrators and assigns) in favor of the Company.

Gary Williams

We are party to an employment agreement with Gary Williams, which we assumed on or about August 1, 2010 and which was amended in 2011 and 2019. Pursuant to such agreement, Mr. Williams agreed to serve as our Executive Vice President of Finance and Chief Financial Officer in consideration for an annual cash salary, which was set at $250,000 for the year ended December 31, 2021. Additionally, Mr. Williams’ target bonus was $25,000 for the fiscal year ended December 31, 2021. For additional information on the amounts paid to Mr. Williams during such period, refer to the footnotes of the Summary Compensation Table above.

Effective August 24, 2022, the Company entered into a new employment agreement with Mr. Williams (the “Williams Agreement”). Pursuant to the Williams Agreement, Mr. Williams’ initial annual base salary will be $262,495, which is subject to adjustment approved by the Board. The Williams Agreement has an unspecified term and Mr. Williams will serve in his position on an at-will basis, subject to the payment of severance in certain circumstances as set forth in the Williams Agreement. Pursuant to the Williams Agreement, if Mr. Williams is terminated without cause or resigns with good reason, he is entitled to receive six (6) months of salary. Mr. Williams is also entitled to continue to receive the employer subsidy under group health, dental and vision coverage for the period of severance, which is six (6) months, a pro rata bonus for the year of termination and the acceleration of vesting with respect to all unvested equity awards.

Additionally, in the event of a Change in Control (as defined in each of the Williams Agreement), all unvested equity awards held by such executive officer shall immediately vest and become exercisable, provided that subject to any exceptions in any award agreement entered into with such executive officer, no exercise may occur more than six (6) months after such termination and in no event after the expiration of such award.

Other Compensation

Other than as described above, there were no post-employment compensation, pension or nonqualified deferred compensation benefits earned by our Named Executive Officers during the years ended December 31, 2022 and 2021. We do not have any retirement, pension or profit-sharing programs for the benefit of our directors, officers or other employees. The Board may recommend adoption of one or more such programs in the future.

Outstanding Equity Awards as of December 31, 2022

The following table provides information regarding the unexercised warrants to purchase Common Stock and stock awards held by each of our named executive officers:

	Option/Warrant Awards					Stock Awards
Name	Number of Securities underlying Unexercised Options and Warrants (#) Exercisable	Number of Securities underlying Unexercised Options and Warrants (#) Unexercisable	Option/ Warrant Exercise Price ($/Sh)		Option/ Warrant Expiration Date	Number of shares or units of stock that have not vested		Market value of shares or units of stock that have not vested (1)		Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Brett Moyer	91	–		$1,580.00	02-28-2023	50	(2)	$539.00	(2)	–	–
	46	–		$6,000.00	06-27-2023	484	(3)	$5,217.52	(3)
	139	–		$6,000.00	07-25-2023	1,667	(4)	$17,970.26	(4)
						1,834	(5)	19,770.52	(5)
						500	(6)	5,390.00	(6)
George Oliva	–	–		–	–	42	(7)	$452.76	(7)	–	–
						207	(8)	$2,231.46	(8)
						200	(9)	$2,156.00	(9)
						1,100	(10)	11,858.00	(10)
						250	(11)	2,695.00	(11)
Gary Williams	–	–	$			17	(12)	$183.26	(12)	–	–
						104	(13)	$1,121.12	(13)
						134	(14)	$1,444.52	(14)
						367	(15)	3,956.26	(15)

(1)	Market value based upon the closing market price of $10.78 on December 30, 2022.

(2)	Mr. Moyer was granted 148 shares of restricted Common Stock on July 27, 2020, which vest in equal installments on the first, second and third anniversaries of August 15, 2020.

(3)	Mr. Moyer was granted 1,450 RSUs on July 27, 2020, which vest in equal installments on the first, second and third anniversaries of August 15, 2020.

(4)	Mr. Moyer was granted 2,500 shares of restricted Common Stock on February 24, 2021, which vest in equal installments on the first, second and third anniversaries of March 15, 2021.

(5)	Mr. Moyer was granted 2,500 shares of restricted Common Stock on January 13, 2022, which vest as follows: 1/5th of the grant to vest on September 15, 2022, and the remaining 4/5th of the grant to vest quarterly in equal installments over the next 36 months on each December 15th, March 15th, June 15th and September 15th thereafter until September 15, 2025.

(6)	Mr. Moyer was granted 500 shares of restricted Common Stock on September 19, 2022, which vest in equal installments on the first, second and third anniversaries of September 19, 2022.

(7)	Mr. Oliva was granted 125 shares of restricted Common Stock on July 27, 2020, which vest in equal installments on the first, second and third anniversaries of August 15, 2020.

(8)	Mr. Oliva was granted 619 RSUs on July 27, 2020, which vest in equal installments on the first, second and third anniversaries of August 15, 2020.

(9)	Mr. Oliva was granted 300 shares of restricted Common Stock on February 24, 2021, which vest in equal installments on the first, second and third anniversaries of March 15, 2021.

(10)	Mr. Oliva was granted 1,500 shares of restricted Common Stock on January 13, 2022, which vest as follows: 1/5th of the grant to vest on September 15, 2022, and the remaining 4/5th of the grant to vest quarterly in equal installments over the next 36 months on each December 15th, March 15th, June 15th and September 15th thereafter until September 15, 2025.

(11)	Mr. Oliva was granted 250 shares of restricted Common Stock on September 19, 2022, which vest in equal installments on the first, second and third anniversaries of September 19, 2022.

(12)	Mr. Williams was granted 50 shares of restricted Common Stock on July 27, 2020, which vest in equal installments on the first, second and third anniversaries of August 15, 2020.

(13)	Mr. Williams was granted 310 RSUs on July 27, 2020, which vest in equal installments on the first, second and third anniversaries of August 15, 2020.

(14)	Mr. Williams was granted 200 shares of restricted Common Stock on February 24, 2021, which vest in equal installments on the first, second and third anniversaries of March 15, 2021.

(15)	Mr. Williams was granted 500 shares of restricted Common Stock on January 13, 2022, which vest as follows: 1/5th of the grant to vest on September 15, 2022, and the remaining 4/5th of the grant to vest quarterly in equal installments over the next 36 months on each December 15th, March 15th, June 15th and September 15th thereafter until September 15, 2025.

2022 Management Team Retention Bonus Plan

On September 1, 2022, the Company adopted its Management Team Retention Bonus Plan (the “Retention Plan”), to incentivize certain management level employees (the “Managers”) to remain intact through and shortly following a potential “Change of Control” (as defined in the Retention Plan). The aggregate Retention Plan bonus amounts for all Managers was $1,250,000.

The Retention Plan provided that each Manager is eligible to receive a lump sum cash amount under the Retention Plan, on the earlier of the six-month anniversary of the date of a Change of Control or at the time of such Manager’s involuntary termination other than for “Cause” (as defined in the Retention Plan) or termination for “Good Reason” (as defined in the Retention Plan). The Retention Plan expired on June 30, 2023, unused, and no accruals were made.

Equity Incentive Plans

2018 Long-Term Stock Incentive Plan of the Company (the “LTIP”)

On January 30, 2018, the Board approved the establishment of the LTIP. The LTIP is intended to enable the Company to continue to attract able directors, employees, and consultants and to provide a means whereby those individuals upon whom the responsibilities rest for successful administration and management of the Company, and whose present and potential contributions are of importance, can acquire and maintain Common Stock ownership, thereby strengthening their concern for the Company’s welfare. The aggregate maximum number of shares of Common Stock (including shares underlying options) that may be issued under the LTIP pursuant to awards of Restricted Shares or Options will be limited to 15% of the outstanding shares of Common Stock, which calculation shall be made on the first trading day of each new fiscal year; provided that, in any year no more than 8% of the Common Stock or derivative securitization with Common Stock underlying 8% of the Common Stock may be issued in any fiscal year. For fiscal year 2022, up to 108,373 shares of Common Stock were available for participants under the LTIP. For fiscal year 2021, up to 23,746 shares of Common Stock were initially available for participants under the LTIP. The number of shares of Common Stock that are the subject of awards under the LTIP which are forfeited or terminated, are settled in cash in lieu of shares of Common Stock or in a manner such that all or some of the shares covered by an award are not issued to a participant or are exchanged for awards that do not involve shares will again immediately become available to be issued pursuant to awards granted under the LTIP. If shares of Common Stock are withheld from payment of an award to satisfy tax obligations with respect to the award, those shares of Common Stock will be treated as shares that have been issued under the LTIP and will not again be available for issuance under the LTIP.

The January 2018 Restricted Stock Grant and the LTIP were approved by a majority of the Company’s stockholders on January 31, 2018.

At a special meeting of our stockholders held on January 24, 2023, our stockholders approved certain amendments to the LTIP to: (i) increase the annual share limit of Common Stock that may be issued in any single fiscal year only for the 2023 fiscal year under the LTIP from 8% of the shares of Common Stock outstanding to 15% of the shares of Common Stock outstanding (which amount equates to the maximum amount that may be issued in the aggregate under the LTIP); and (ii) permit immediately quarterly calculations based on the number of shares of Common Stock outstanding as of the first trading day of each fiscal quarter, rather than solely as of the first trading day of the fiscal year.

2020 Stock Incentive Plan (the “2020 Plan”)

On July 27, 2020, the Board approved the establishment of the 2020 Plan and the reservation of an aggregate of 650,000 shares of Common Stock authorized for issuance under the 2020 Plan, subject to stockholder approval, which was obtained on October 20, 2020. The 2020 Plan authorizes the grant of equity-based compensation to the Company’s senior managers, employees, directors, consultants, professionals and service providers in the form of stock options, restricted stock and RSUs. All options granted under the 2020 Plan will be considered non-qualified stock options. The purpose of the 2020 Plan is to attract and retain senior managers, employees, directors, consultants, professionals and service providers who provide services to the Company, provided that such services are bona fide services that are not of a capital-raising nature during this period of unprecedented uncertainty and volatility in the COVID-19 environment and its impact on the value of the Company’s equity and grants. As of December 31, 2022, no options or restricted stock awards have been granted under the 2020 Plan while an aggregate of 121 RSUs have been issued under the 2020 Plan of which 2,161 remained unvested at December 31, 2022.

Technical Team Retention Plan of 2022 (the “2022 Plan”)

On June 21, 2022, the Board of Directors adopted the Company’s Technical Team Retention Plan of 2022 (the “2022 Plan”) and the reservation of an aggregate of 5,000 shares of the Company’s common stock authorized for issuance under the 2022 Plan, subject to stockholder approval. The 2022 Plan authorizes the grant of equity-based compensation, to the Company’s key managers, employees, consultants who provide technical and engineering and related services to the Company, in the form of restricted stock and restricted stock units. On August 19, 2022, the Company held the 2022 Annual Meeting of Stockholders and approved the adoption of the 2022 Plan and the reservation of an aggregate of 5,000 shares of the Company’s common stock. On September 19, 2022, the Company granted, an aggregate of 3,700 restricted stock units to managers, employees, consultants. Each restricted stock unit represents the right to receive one share of the Company’s common stock under the 2022 Plan. As of December 31, 2022, no options or restricted stock awards have been granted under the 2022 Plan while an aggregate of 3,700 RSUs have been issued under the 2022 Plan of which 3,700 remained unvested at December 31, 2022.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than compensation arrangements for our directors and executive officers, the following is a summary of transactions since the beginning of the last two fiscal years ended December 31, 2022 and 2021 to which we have been a party in which the amount involved exceeded the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our then directors, executive officers or holders of more than 5% of any class of our stock at the time of such transaction, or any members of their immediate family, had or will have a direct or indirect material interest. See also “Executive Compensation” for additional information regarding compensation of related parties.

Helge Kristensen

Mr. Kristensen has served as a member of our Board since 2010. Mr. Kristensen serves as vice president of Hansong Technology, an original device manufacturer of audio products based in China, president of Platin Gate Technology (Nanjing) Co. Ltd, a company with focus on service-branding in lifestyle products as well as pro line products based in China and co-founder and director of Inizio Capital, an investment company based in the Cayman Islands.

For the years ended December 31, 2022 and 2021, Hansong Technology purchased modules from the Company of approximately $361,000 and $497,000, respectively, and made payments to the Company of approximately $191,000 and $510,000, respectively. At December 31, 2022 and 2021, Hansong Technology owed the Company approximately $170,000 and $0, respectively.

For the years ended December 31, 2022 and 2021, Hansong Technology sold speaker products to the Company of approximately $1,891,000 and $1,645,000, respectively, and the Company made payments to Hansong Technology of approximately $1,831,000 and $1,060,000, respectively. At December 31, 2022 and 2021, the Company owed Hansong Technology approximately $874,000 and $790,000, respectively.

For the nine months ended September 30, 2023, Hansong Technology purchased modules from the Company of approximately $69,000, and made payments to the Company of approximately $189,000. For the nine months ended September 30, 2023, Hansong Technology sold speaker products to the Company of approximately $83,000, and the Company made payments to Hansong Technology of approximately $1,103,000.

At September 30, 2023, the Company owed Hansong Technology approximately $324,000. At September 30, 2023, Hansong Technology owed the Company approximately $49,000.

David Howitt

Mr. Howitt has served as a member of the Company’s board of directors since December 2021. Since March 2004, Mr. Howitt has served as the founder and CEO of Meriwether Group LLC (“MWG”), a strategic consulting firm that works with disruptive consumer brands by integrating their visions, developing growth strategies, scaling their brands, and increasing revenue in order to build enterprise value. MWG, which is also majority-owned by Mr. Howitt, owns a 25% general partner interest in Meriwether Group Capital Hero Fund LP (“Meriwether”).

On September 8, 2023, the Company entered into a Loan and Security Agreement with Meriwether. Pursuant to the Loan and Security Agreement, Meriwether provided the Company with a term loan in the principal amount of $650,000 that was originally scheduled to mature on November 7, 2023. In addition, the Company has the right to request additional funding under the Meriwether Loan.

Borrowings under the Meriwether Loan bear interest at a rate per annum equal to 18%. On the maturity date, subject to any extension, the Company is obligated to make a payment equal to all unpaid principal and accrued interest. Pursuant to the Meriwether Loan, the Company paid to Meriwether a fully earned, non-refundable, origination fee in the amount of $50,000. The Company shall also pay to Meriwether a fully earned, non-refundable, exit fee in the amount of $50,000 due and payable on the maturity date.

The Meriwether Loan also provides that all present and future indebtedness and the obligations of the Company to Meriwether shall be secured by a first priority security interest in all real and personal property collateral of the Company.

On October 10, 2023, Meriwether agreed to extend the maturity date of the Meriwether Loan to December 7, 2023, for a fee of $20,000, which fee was added to the principal balance of the Meriwether Loan.

Significant Stockholders

On June 4, 2021, the Company and Lisa Walsh, then a significant stockholder of the Company, entered into an exchange agreement pursuant to which the Company and Ms. Walsh agreed to exchange 250,000 shares of Series A Preferred Stock held by Ms. Walsh, which were all of the outstanding shares of Series A Preferred Stock at the time, for 2,500 shares of Common Stock and a warrant to purchase up to 1,875 shares of Common Stock exercisable at $300.00 per share. On June 4, 2021, Ms. Walsh fully exercised such warrant on a cashless basis and received 793 shares of Common Stock. Ms. Walsh is no longer considered a significant stockholder.

Outstanding Equity Grants to Directors and Executive Officers

We have granted warrants and restricted shares to certain of our directors and executive officers. For more information regarding the warrants and stock awards granted to our directors and named executive officers, see “Executive Compensation—Outstanding Equity Awards as of December 31, 2022.”

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. Such indemnification agreements require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

Related Person Transaction Policy

Our Audit Committee considers and approves or disapproves any related person transaction as required by Nasdaq regulations. The Company’s written policies and procedures on related party transactions cover any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which: (i) the Company (or any subsidiary) is a participant; (ii) any related party has or will have a direct or indirect interest; and (iii) the aggregate amount involved (including any interest payable with respect to indebtedness) will or may be expected to exceed $120,000, except that there is no $120,000 threshold for members of the Audit Committee. A related party is any: (i) person who is or was (since the beginning of the two fiscal years preceding the last fiscal year, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director; (ii) greater than five percent (5%) beneficial owner of the Company’s common stock or any other class of the Company’s voting equity securities; or (iii) immediate family member of any of the foregoing. An immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and any person (other than a tenant or employee) sharing the same household as such person.

In determining whether to approve or ratify a related party transaction, the Audit Committee, or disinterested directors, as applicable, will take into account, among other factors it deems appropriate: (i) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; (ii) the nature and extent of the related party’s interest in the transaction; (iii) the material terms of the transactions; (iv) the importance of the transaction both to the Company and to the related party; (v) in the case of a transaction involving an executive officer or director, whether the transaction would interfere with the performance of such person’s duties to the Company; and (vi) in the case of a transaction involving a non-employee director or a nominee for election as a non-employee director (or their immediate family member), whether the transaction would disqualify the director or nominee from being deemed an “independent” director, as defined by Nasdaq, and whether the transaction would disqualify the individual from serving on the Audit Committee or the Compensation Committee or other committees of the Board under applicable Nasdaq and other regulatory requirements.

The Audit Committee only approves those related party transactions that are on terms comparable to, or more beneficial to us than, those that could be obtained in arm’s length dealings with an unrelated third party.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons and entities who beneficially own more than ten percent (10%) of any class of the Company’s registered equity securities to file with the SEC the initial reports of ownership and reports of changes in ownership of Common Stock. The Company’s officers, directors and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.

Specific due dates for such reports have been established by the SEC, and the Company is required to disclose in this Proxy Statement any failure to file reports by such dates during the fiscal year ended December 31, 2022. During such fiscal year, we believe that all reports required to be filed by such persons pursuant to Section 16(a) of the Exchange Act were filed on a timely basis, with the exception of the reports listed in the table below:

Name	Number of Late Reports	Description
David Howitt	1	Mr. Howitt’s Form 4 was not filed on a timely basis.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee (the “Audit Report”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this Audit Report by reference therein.

Role of the Audit Committee

The Audit Committee’s primary responsibilities fall into three (3) broad categories:

First, the Audit Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company’s management, including discussions with management and the Company’s independent registered public accounting firm about draft annual consolidated financial statements and key accounting and reporting matters;

Second, the Audit Committee is responsible for matters concerning the relationship between the Company and its independent registered public accounting firm, including recommending its appointment or removal; reviewing the scope of its audit services and related fees, as well as any other services being provided to the Company; and determining whether the independent registered public accounting firm is independent (based in part on the annual letter provided to the Company pursuant to Public Company Accounting Oversight Board (United States) (“PCAOB”); and

Third, the Audit Committee reviews financial reporting, policies, procedures, and internal controls of the Company.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter. In overseeing the preparation of the Company’s consolidated financial statements, the Audit Committee met with management and the Company’s independent registered public accounting firm, including meetings with the Company’s independent registered public accounting firm without management present, to review and discuss all consolidated financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee discussed the consolidated financial statements with both management and the independent registered public accounting firm. The Audit Committee’s review included discussion with the independent registered public accounting firm of matters required to be discussed pursuant PCAOB Auditing Standard 1301, “Communication with Audit Committees.”

With respect to the Company’s independent registered public accounting firm, the Audit Committee, among other things, discussed with BPM LLP matters relating to its independence, including the disclosures made to the Audit Committee as required by PCAOB.

Recommendations of the Audit Committee. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Board of Directors approve the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.

This Audit Report has been furnished by the Audit Committee of the Board of Directors.

Lisa Cummins, Chairperson
Sriram Peruvemba
Wendy Wilson

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No. 2)

BPM LLP (“BPM”) has served as our independent registered public accounting firm since 2016 and has been appointed by the Audit Committee to continue as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

At the Annual Meeting, the stockholders will vote on a proposal to ratify this selection of BPM as our independent registered public accounting firm. If this ratification is not approved by the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting, in person or by proxy, and voting on the matter, the Board will reconsider its selection of BPM as our independent registered public accounting firm.

BPM has no interest, financial or otherwise, in our Company. We do not currently expect a representative of BPM to physically attend the Annual Meeting, however, it is anticipated that a BPM representative will be available to participate in the Annual Meeting via telephone in the event he or she wishes to make a statement, or in order to respond to appropriate questions.

The following table presents aggregate fees for professional services rendered by BPM for the audit of our annual consolidated financial statements for the fiscal years ended December 31, 2022 and 2021.

	2022	2021
Audit fees (1)	$414,768	$330,860
Audit-related fees (2)		–
Tax fees (3)	23,542	23,300
All other fees		–
Total	$438,310	$354,160

(1)            “Audit fees” include fees for professional services rendered in connection with the audit of our annual consolidated financial statements, review of our quarterly condensed consolidated financial statements and advisory services on accounting matters that were addressed during the annual audit and quarterly review. This category also includes fees for services that were incurred in connection with statutory and regulatory filings or engagements, such as consents and review of documents filed with the SEC.

(2)            “Audit-related fees” include fees billed for professional services rendered that are reasonably related to the performance of the audit or review of our consolidated financial statements including subscription for the online library of accounting research literature and are not reported under “Audit Fees.”

(3)            “Tax fees” include fees for tax compliance. Tax compliance fees encompass a variety of permissible services, including technical tax compliance related to federal and state income tax matters, and assistance with tax audits.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee Chairperson pre-approves all audit and non-audit services provided by the independent registered public accounting firm prior to the engagement of such firm with respect to such services. The Chairperson of the Audit Committee has been delegated the authority by such committee to pre-approve all services by the independent registered public accounting firm. The Chairperson of the Audit Committee will report all such pre-approvals to the entire Audit Committee at the next committee meeting.

Vote Required and Recommendation

Our Bylaws provide that all matters (other than the election of directors and except to the extent otherwise required by applicable Delaware law) shall be determined by a majority of the votes cast affirmatively or negatively. Accordingly, the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting, in person or by proxy, and voting on the matter, will be required to ratify the Board’s selection of BPM as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

At the Annual Meeting a vote will be taken on a proposal to ratify the selection of BPM as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF BPM AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

FUTURE STOCKHOLDER PROPOSALS

In order for a shareholder proposal to be eligible to be included in our Proxy Statement and proxy card for our 2024 annual meeting of stockholders (the “2024 Annual Meeting”), the proposal must be submitted to our Corporate Secretary at our principal offices, on or before July 23, 2024, and concern a matter that may be properly considered and acted upon at the annual meeting in accordance with Rule 14a-8 under the Exchange Act. If we hold our 2024 Annual Meeting more than 30 days before or after December 15, 2024 (the one-year anniversary date of the Annual Meeting), we will disclose the new deadline by which stockholder proposals must be received under Item 5 of Part II of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably determined to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act and with the SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals of stockholders submitted outside the processes of Rule 14a-8 under the Exchange Act (“Non-Rule 14a-8 Proposals”) in connection with the 2024 Annual Meeting must be received by the Company by October 6, 2024 or such proposals will be considered untimely under Rule 14a-4(c) of the Exchange Act. The Company’s proxy related to the 2024 Annual Meeting will give discretionary authority to the proxy holders to vote with respect to all Non-Rule 14a-8 Proposals received by the Company after October 6, 2024.

EXPENSES AND SOLICITATION

We will bear the costs of printing and mailing proxies. In addition to soliciting stockholders by mail or through our regular employees, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have shares of our Common Stock registered in the name of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders following the original solicitation. The Company has retained Laurel Hill Advisory Group, LLC to assist with the solicitation of proxies for a fee of $7,000 plus approved expenses.

OTHER BUSINESS

The Board knows of no other items that are likely to be brought before the Annual Meeting except those that are set forth in the foregoing Notice of Annual Meeting. If any other matters properly come before the Annual Meeting, the persons designated on the enclosed proxy will vote in accordance with their judgment on such matters.

ADDITIONAL INFORMATION

We are subject to the information and reporting requirements of the Exchange Act, and in accordance therewith, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information may be accessed at www.sec.gov. You are encouraged to review our Annual Report on Form 10-K, together with any subsequent information we filed or will file with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by contacting our legal counsel, Sullivan & Worcester LLP, Attn: David E. Danovitch, Esq. at (212) 660-3060.

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It is important that the proxies be returned promptly and that your shares of Common Stock be represented. Stockholders are urged to mark, date, execute, and promptly return the accompanying proxy card or vote via Internet or by telephone using the instructions provided in the enclosed proxy card.

November 17, 2023	By Order of the Board of Directors,

/s/ Brett Moyer
Brett Moyer
Chairman and Chief Executive Officer

EACH STOCKHOLDER IS URGED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY. WiSA TECHNOLOGIES, INC. 2023 Annual Meeting of Stockholders Proxy Card ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 15, 2023 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Revoking all prior proxies, the undersigned, a stockholder of WiSA Technologies, Inc. (the “Company”), hereby appoints Brett Moyer as attorney-in-fact and agent of the undersigned, with full power of substitution, to vote all of the shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), owned by the undersigned at the Annual Meeting of Stockholders of the Company to be held on December 15, 2023, at the Company’s offices at 15268 NW Greenbrier Pkwy, Beaverton, Oregon 97006 at 11:30 a.m., Pacific Time, and at any adjournment thereof, as fully and effectively as the undersigned could do if personally present and voting, hereby approving, ratifying, and confirming all that said attorney and agent or his substitute may lawfully do in place of the undersigned as indicated on the reverse. THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSALS 1 AND 2 ON THE REVERSE SIDE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THE PROXY SHALL BE VOTED FOR THE ELECTION OF THE LISTED NOMINEES AS DIRECTORS AND FOR THE RATIFICATION OF BPM LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023. PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS ON DECEMBER 15, 2023 AT 11:30 A.M., PACIFIC TIME, AT THE COMPANY’S OFFICES AT 15268 NW GREENBRIER PKWY, BEAVERTON, OREGON 97006. (Continued and to be signed on the reverse side) Detach proxy card here to vote by mail

PLEASE VOTE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU VOTE BY TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL A PROXY CARD. WiSA TECHNOLOGIES, INC. 1. Election of Directors: FOR ALL NOMINEES LISTED BELOW (except as marked to the contrary below) WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW INSTRUCTION: to withhold authority to vote for one or more individual nominees strike a line through the nominees’ names below: 01 Brett Moyer 02 Lisa Cummins 03 Dr. Jeffrey M. Gilbert 04 David Howitt 05 Helge Kristensen 06 Sriram Peruvemba 07 Robert Tobias 08 Wendy Wilson 2. To ratify the Board’s selection of BPM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. FOR AGAINST ABSTAIN To change the address on your account, please check the box at right and indicate your new address in the space below. NOTE: Please sign exactly as your name or names appear(s) on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. Detach proxy card here to vote by mail WiSA Technologies, Inc. 15268 NW Greenbrier Pkwy Beaverton, OR 97006 Vote on Internet Go to lhproxy.laurelhill.com and log-on using the below control number. Vote by Mail Mark, sign and date your proxy card and return it in the envelope we have provided. Vote by Telephone Please call 844-254-8899 and follow the recorded instructions. Available 24 hours a day/7 days a week. Vote in Person If you would like to vote in person, please attend the Annual Meeting to be held on December 15, 2023 at 11:30 a.m., Pacific Time. Signature: Date: Signature, if held jointly: Date: